UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 31, 2005

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On January 31, 2005, Finisar Corporation (“Finisar”) completed the acquisition from Infineon Technologies AG (“Infineon”) of certain assets associated with the design, development and manufacture of optical transceiver products from Infineon’s fiber optics business unit, in exchange for the issuance of 34,000,000 shares of Finisar Common Stock. Following the closing of the acquisition, Infineon owns approximately 13% of Finisar’s outstanding capital stock. See the press release attached hereto as Exhibit 99.1 for additional information.

     The principal terms of the acquisition were described in the Form 8-K report filed by Finisar on January 28, 2005, to which the Master Sale and Purchase Agreement by and between Finisar and Infineon and related transaction documents were attached as Exhibits 2.8, 10.21 and 10.22. The description of the terms of the acquisition is qualified by reference to the agreements attached as Exhibits 2.8, 10.21 and 10.22 to the Form 8-K Report filed on January 28, 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 31, 2005 announcing the completion of the acquisition by Finisar Corporation of certain assets of the fiber optic transceiver business from Infineon Technologies AG.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 31, 2005 announcing the completion of the acquisition by Finisar Corporation of certain assets of the fiber optic transceiver business from Infineon Technologies AG.